                                                                      Exhibit 21

                   SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

                                                                Jurisdiction
Name of Subsidiary                                              of Incorporation
------------------                                              ----------------
1890 Insurance Agency, Inc.                                     Wyoming
Airy Insurance Center, Inc.                                     Pennsylvania
Express Quote Services, Inc.                                    Florida
Garden Sun Insurance Services, Inc.                             Hawaii
Greenberg Financial Insurance Services, Inc.                    California
Husky Sun Insurance Services, Inc.                              Washington
Insurance Confirmation Services, Inc.                           Delaware
Lakeside Insurance Agency, Inc.                                 Ohio
Maryland Auto Insurance Solutions, Inc.                         Maryland
Midland Financial Group, Inc.                                   Tennessee
     Agents Financial Services - Tennessee, Inc.                Tennessee
     Agents Financial Services, Inc. (40% owned)                Florida
     AutoSurance of America, Inc.                               Tennessee
     Progressive Home Insurance Agency                          Tennessee
         Specialty Risk Insurance Company                       Tennessee
     Midland Risk Services, Inc.                                Tennessee
         Midland Risk Services - Arizona, Inc.                  Arizona
         Midland Risk Insurance Services - California, Inc.     California
Mountain Laurel Assurance Company                               Pennsylvania
Mountainside Insurance Agency, Inc.                             Colorado
National Continental Insurance Company                          New York
Pacific Motor Club                                              California
PCIC Canada Holdings, Ltd.                                      Canada
     3841189 Canada Inc.                                        Canada
Progny Agency, Inc.                                             New York
Progressive Adjusting Company, Inc.                             Ohio
Progressive Agency Holdings Corp.                               Ohio
       Barry Scott Companies, Inc.                              Delaware
         Barry Scott Agency, Inc.                               New York
         Baron Cycle, Inc.                                      New York
         Barry Scott Acquisition Corp.                          New York
              Aard Vark Agency, Ltd.                            New York
Progressive American Insurance Company                          Florida
     Bayside Underwriters Insurance Agency, Inc.                Florida
Progressive American Life Insurance Company                     Ohio
     Progressive Life Insurance, Ltd.                           Turks & Caicos Islands
Progressive Auto Pro Insurance Agency, Inc.                     Florida
Progressive Auto Pro Insurance Company                          Florida
Progressive Bayside Insurance Company                           Florida
Progressive Capital Management Corp.                            New York
Progressive Casualty Insurance Company                          Ohio
     PC Investment Company                                      Delaware
     Progressive Gulf Insurance Agency                          Mississippi
     Progressive Specialty Insurance Company                    Ohio
Progressive Classic Insurance Company                           Wisconsin
Progressive Consumers Insurance Company                         Florida
Progressive DirecTrac Service Corp.                             Texas

                                                                Jurisdiction
Name of Subsidiary                                              of Incorporation
------------------                                              ----------------
Progressive Express Insurance Company                           Florida
Progressive Halcyon Insurance Company                           Ohio
Progressive Hawaii Insurance Corp.                              Ohio
Progressive Insurance Agency, Inc.                              Ohio
Progressive Investment Company, Inc.                            Delaware
     RRM Holdings, Inc.                                         Delaware
Progressive Marathon Insurance Company                          California
Progressive Max Insurance Company                               Ohio
Progressive Michigan Insurance Company                          Michigan
Progressive Mountain Insurance Company                          Colorado
Progressive Northeastern Insurance Company                      New York
Progressive Northern Insurance Company                          Wisconsin
     Progressive Premier Insurance Company of Illinois          Illinois
     Progressive Universal Insurance Company of Illinois        Illinois
Progressive Northwestern Insurance Company                      Washington
Progressive Paloverde Insurance Company                         Arizona
Progressive Preferred Insurance Company                         Ohio
Progressive Premium Budget, Inc.                                Ohio
Progressive Resources Services Company                          Ohio
Progressive Security Insurance Company                          Louisiana
Progressive Southeastern Insurance Company                      Florida
Progressive Specialty Insurance Agency, Inc.                    Ohio
Progressive West Insurance Company                              California
Silver Key Insurance Agency, Inc.                               Nevada
The Progressive Agency, Inc.                                    Virginia
United Financial Casualty Company                               Missouri
United Financial Insurance Agency, Inc.                         Washington
Village Transport Corp.                                         Delaware
Wilson Mills Land Co.                                           Ohio

Except as indicated, each subsidiary is wholly owned by its parent.